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                                                                   EXHIBIT 21.01

                                KELLOGG COMPANY

                                  SUBSIDIARIES


NORTH AMERICA
Argkel, Inc. - Battle Creek, MI
Ensemble Functional Food Company - Battle Creek, MI
Gollek Inc. - Battle Creek, MI
K-One Inc. - Battle Creek, MI
K-Two Inc. - Battle Creek, MI
K (China) Limited - Battle Creek, MI
K India Private Limited - Battle Creek, MI
Kelarg, Inc. - Battle Creek, MI
Kellogg Asia Inc. - Battle Creek, MI
Kellogg Asia Marketing Inc. - Battle Creek, MI
Kellogg Brasil, Inc. - Battle Creek, MI
Kellogg Caribbean Inc. - Battle Creek, MI
Kellogg Caribbean Services Company, Inc. - Guayabo, Puerto Rico
Kellogg Chile Inc. - Battle Creek, MI
Kellogg Fearn, Inc. - Battle Creek, MI
Kellogg Italia S.p.A - Battle Creek, MI
Kellogg Latvia, Inc. - Battle Creek, MI
Kellogg Sales Company - Battle Creek, MI
Kellogg Services Group, Inc. - Battle Creek, MI
Kellogg (Thailand) Limited - Battle Creek, MI
Kellogg USA Inc. - Battle Creek, MI
KFSC, Inc. - Barbados
Mountaintop Baking Company - Battle Creek, MI
The Eggo Company - Battle Creek, MI
Trafford Park Insurance Limited - Bermuda
Kellogg Canada Inc. - Rexdale, Ontario, Canada
Gollek Interamericas, S. de R. L. de C.V., Queretaro, Mexico (subsidiary of
     Kellogg Canada)
Gollek Limited - Barbados, West Indies (subsidiary of Kellogg Canada)
Kellogg's Malaysia Manufacturing SDN, BHD, Kuala Lumpur, Malaysia (subsidiary of
     Kellogg Canada)
Worthington Foods, Inc., Worthington, Ohio
Specialty Foods Investment Company (subsidiary of Worthington Foods, Inc.)


ASIA-PACIFIC
Kellogg (Aust.) Pty. Ltd. - Sydney, Australia
Day Dawn (Aust.) Pty. Ltd. - Pagewood, Australia (subsidiary of Kellogg
     Australia)
Kellogg (N.Z.) Limited - Auckland, New Zealand (subsidiary of Kellogg Australia) Kellogg Superannuation Pty. Ltd. - Sydney, Australia (subsidiary of Kellogg
     Australia)
Kellogg (China) Limited - Guangzhou, China
Kellogg Company of South Africa (Pty.) Ltd. - Springs, South Africa
Kellogg Project 1995 (Pty.) Ltd. - Springs, South Africa (subsidiary of Kellogg
     South Africa)
Kellogg India Private Limited - Mumbai, India
Kellogg (Japan) K.K. - Tokyo, Japan
Kellogg (Thailand) Limited - Bangkok, Thailand
Nhong Shim Kellogg Co. Ltd. - Seoul, South Korea
Worthington Australia (subsidiary of Worthington Foods, Inc.)
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EUROPE
Gollek B.V. - Amsterdam, The Netherlands
Kellogg Company of Great Britain Limited - Manchester, England
Favorite Food Products Limited - Manchester, England (subsidiary of Kellogg
     Great Britain)
Garden City Bakery Limited - Manchester, England (subsidiary of Lender's Bakery
     Limited)
Kelcone Limited - Aylesbury, England (subsidiary of Kellogg Great Britain) Kelcorn Limited - Manchester, England (subsidiary of Kellogg Great Britain) Kellogg Company of Ireland, Limited - Dublin, Ireland (subsidiary of Kellogg
     Great Britain)
Kellogg Management Services (Europe) Limited - Manchester, England
     (subsidiary of Kellogg UK Holding)
Kellogg Marketing and Sales Company (UK) Limited - Manchester, England
     (subsidiary of Kellogg UK Holding)
Kellogg Supply Services (Europe) Limited - Manchester, England (subsidiary of
     Kellogg UK Holding Co)
Kellogg U.K. Holding Company Limited - Manchester, England
Kellogg Espana, S.A. - Valls, Spain (subsidiary of Kellogg Great Britain) Kelmill Limited - Liverpool, England (subsidiary of Kellogg Great Britain) Kelpac Limited - Manchester, England (subsidiary of Kellogg Great Britain) Lender's Bakery Limited - Manchester, England (subsidiary of Kellogg UK Holding) Portable Foods Manufacturing Company Limited - Manchester, England
Saragusa Frozen Foods Limited - Manchester, England (subsidiary of Kellogg Great
     Britain)
Kellogg (Deutschland) GmbH - Bremen, Germany
Gebrueder Nielsen Reismuehlen und Staerke-Fabrik mit Beschraenkter Haftung -
     Bremen, Germany (subsidiary of Kellogg Deutschland)
Reis- und Handels AG Unterstuetzungskasse GmbH - Bremen, Germany (subsidiary of Kellogg Deutschland)
Kellogg (Hungary) Trading Limited Liability Company, Budapest, Hungary
Kellogg Italia S.p.A. - Milan, Italy
Kellogg Latvia, Inc. - Riga, Latvia
Kellogg (Poland) Sp. zo.o., Warsaw, Poland
Kellogg's Produits Alimentaires, S.A. - Rosny, France
Nordisk Kellogg's A/S - Svendborg, Denmark
Kellogg (Schweiz) AG, Kanton, Zug, Switzerland (subsidiary of Kellogg
     Deutschland)
Kellogg (Osterreich) GmbH, Vienna, Austria (subsidiary of Kellogg Deutschland)


LATIN AMERICA
Alimentos Kellogg, S.A. - Caracas, Venezuela
Gollek, S.A. - Caracas, Venezuela (subsidiary of Alimentos Kellogg) Gollek Interamericas S. de R.L. de C.V., Queretaro, Mexico
Gollek Servicios, S.C., Queretaro, Mexico
Kellogg Argentina S.A. - Buenos Aires, Argentina
Kellogg Brasil & Cia. - Sao Paulo, Brasil
Kellogg Chile Limited - Santiago, Chile
Kellogg de Centro America, S.A. - Guatemala, Centro America
Kellogg de Colombia, S.A. - Bogota, Colombia
Kellogg de Mexico, S.A. de C.V. - Queretaro, Mexico
CELNASA (La Compania de Cereales Nacionales S.A.), Ecuador